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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

SYBLEU INC.

(Exact name of small business issuer as specified in its charter)

Wyoming	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-248059

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 227-9192

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 24, 2021 SYBLEU INC. ( the “Company”) and Oncology Pharma, Inc. ( “Licensee”) entered into an agreement whereby the Company granted the Licensee an exclusive worldwide right and license for the development and commercialization of certain intellectual property controlled by the Company (“Agreement”).

This intellectual property relates to intratumoral administration of a combination of a chemotherapeutic agent and an immunomodulatory agent for cancer therapy ( “Cancer Therapy IP”). The concept of the Cancer Therapy IP is the simultaneous intratumoral injection of a chemotherapeutic agents in combination with immunomodulatory agents in sustained release formulations. The chemotherapeutic agent is for the purpose of directly killing the tumor cells for the release of antigens while the immunomodulatory protein or factor is to stimulate the antigenic response of the host to the antigens.

The term of the Agreement is fifteen years from the Effective Date.

Pursuant to the Agreement:

(a)	Licensee shall pay to the Company a non-refundable, upfront payment of six thousand five hundred shares of Oncology Pharma, Inc. common stock as a license initiation fee which must be paid within 10 days of the Effective Date of the Agreement
(b)	royalties equal to five percent (5%) of the Net Sales of any Licensed Products in a quarter.

Net Sales are defined in the Agreement as the gross invoiced amount, and/or the monetary equivalent of any other consideration actually received by Licensee and/or its sublicensees, for the transfer of a Licensed Product, less any of the following items that are itemized on the relevant invoice or which Licensee can demonstrate have been actually paid or credited with respect to such transfer.

Licensed Product is defined in the Agreement as (a) any method, procedure, service or process that incorporates, uses, used, is covered by, infringes or would infringe any of the licensed intellectual property in the U.S. or foreign jurisdictions; and (b) any apparatus, material, equipment, machine or other product that incorporates, uses, used, is covered by, infringes or would infringe any of the licensed intellectual property in the U.S. or foreign jurisdictions but for the rights granted pursuant to this Agreement.

Oncology Pharma Inc. is a publicly traded company whose common shares trade on the OTC Pink market under the symbol ONPH.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of the Agreement , which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 9.01 Exhibits.

Exhibit No.	Description of Exhibit
10.1	Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBLEU INC.

Dated: February 25,2021	By: /s/ David Koos
David Koos
Chief Executive Officer

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